Exhibit 99.1

Feihe International, Inc. Reports

Second Quarter 2012 Financial Results

BEIJING and LOS ANGELES, August 9, 2012 /Marketwire -FirstCall/ -- Feihe International, Inc. (NYSE: ADY; “Feihe International” or the “Company”) one of the leading producers and distributors of premium infant formula, milk powder and soybean, rice and walnut products in China, today announced financial results for the second quarter of 2012. The Company will hold a conference call today at 8:00 am Eastern Time.

Second Quarter 2012 Financial Highlights:

•	Revenue increased $0.5 million, or 0.8%, to $63.4 million in 2Q12 vs. $62.9 million in 2Q11:

	-	Revenue from branded milk powder products was $60.7 million in 2Q12, up $6.6 million, or 12.2%, from $54.1 million in 2Q11, and up $1.3 million, or 2.2%, sequentially from $59.4 million in 1Q12

	-	Revenue from raw milk powder was $30,000 in 2Q12, compared to $5.2 million in 2Q11 and $0.9 million in 1Q12

•	Gross profit increased $5.8 million, or 19.7%, to $35.3 million in 2Q12 vs. $29.5 million in 2Q11, and up $1.3 million, or 3.8%, sequentially from $34.0 million in 1Q12

•	Gross margin was 55.7% in 2Q12 vs. 47.0% in 2Q11, up from 54.0% in 1Q12

•	Net income attributable to the common shareholders of the Company increased $0.6 million, or 11.5%, to $5.8 million in 2Q12 vs. $5.2 million in 2Q11

•	Diluted net income from continuing operations per common share (“EPS”) was $0.29 in 2Q11 vs. $0.25 in 2Q10.

Mr. Leng You Bin, the Company’s Chairman and Chief Executive Officer, stated, “We are extremely pleased with our second quarter results. Our sales of branded milk powder products increased 12.2% compared to the previous quarter, and this continues to be an area of strategic focus for us. We will continue our efforts to expand our sales of higher margin products and strengthen our premium quality brand awareness, while improving the efficiency of our distribution network.”

The Company’s revenue of $63.4 million in the second quarter of 2012 represented an increase of $0.5 million, or 0.8% compared to the second quarter of 2011. This increase was primarily attributable to an increase in sales of milk powder of $6.6 million, offset by a decrease in sales of raw milk powder of approximately $5.2 million and a decrease in sales of soybean powder of approximately $1.1 million. The decrease in sales of raw milk powder reflects the Company’s decision to decrease production of raw milk powder, which generated a negative margin in recent periods.

Gross profit was $35.3 million in the second quarter of 2012, up $5.8 million, or 19.7%, from $29.5 million in the second quarter of 2011, and up $1.3 million, or 3.8%, sequentially from $34.0 million in the first quarter of 2012. Gross margin for the second quarter of 2012 was 55.7%, compared to 47.0% in the second quarter of 2011 and 54.0% in the first quarter of 2012. The increase in gross profit and gross margin were primarily due to general increases in sales of high end milk powder and a decrease in the cost of raw milk powder.

Sales and marketing expenses increased approximately $5.1 million, or 25.6%, to $25.0 million in the second quarter of 2012 from $19.9 million in the second quarter of 2011. The increase was primarily due to an increase in advertisement fees of approximately $1.8 million and of marketing promotion of $5.3 million, offset in part by a decrease in other sales and marketing expenses of approximately $0.6 million. General and administrative expenses approximately increased $0.1 million, or 2.0%, to $5.1 million in the second quarter of 2012 from $5.0 million in the second quarter of 2011.

As a result of the foregoing, income from operations was approximately $5.2 million in the second quarter of 2012, representing a slight decrease of approximately $30,000 in the second quarter of 2011.

Net income attributable to common shareholders of the Company for the second quarter of 2012 was $5.8 million, or diluted EPS of $0.29, as compared to net income attributable to common shareholders of the Company of $5.2 million, or diluted EPS of $0.25, in the second quarter in 2011.

First Half of 2012 Financial Highlights

Revenue decreased $4.2 million, or 3.2%, to $126.3 million in the six months ended June 30, 2012 from $130.5 million in the same period of 2011. Contributions from milk powder products were approximately $120.1 million in the six months ended June 30, 2012, up approximately $18.1 million, or 17.7%, from $102.0 million in the same period of 2011. This decrease in revenue was mainly due to a decrease in sales of raw milk powder of approximately $20.4 million and a decrease in sales of soybean powder of approximately $2.6 million , offset by an increase in sales of milk powder of approximately $18.2 million and an increase in sales of other products of approximately $1.3 million. The decrease in sales primarily reflected our strategic efforts to improve the sales of our high margin infant formula milk powder, particularly our premium Feifan series and super premium AstroBaby series. Gross profit increased approximately $15.3 million, or 28.3%, to $69.3 million in the six months ended June 30, 2012 from $54.0 million in the same period of 2011, primarily attributable to an increase in sales of branded milk powder with a higher margin, a decrease in sales of raw milk powder with a lower margin, and decreased costs of raw milk powder to $1.2 million for the six months ended June 30, 2012 from $22.4 million in the same period of 2011. Gross margin increased from 41.3% for the six months ended June 30, 2011 to 54.9% for the six months ended June 30, 2012. Operating expenses increased by $7.9 million, or 17.0%, to $54.5 million in the six month period ended June 30, 2012 from $46.6 million in same period of 2011, primarily due to an $8.0 million, or 22.3%, increase in sales and marketing expenses. Income from operations increased approximately $4.7 million, or 46.1%, to $14.9 million in the six months ended June 30, 2012, compared to $10.2 million in the prior year period. Net income attributable to common shareholders of the Company for the first six months of 2012 was $14.1 million, or diluted EPS of $0.69, as compared to net income attributable to common shareholders of the Company of $9.9 million, or diluted EPS of $0.48, in the prior year period.

As of June 30, 2012, the Company had cash and cash equivalents of $2.6 million and a working capital of approximately $20.8 million, compared to a working capital deficiency of approximately $8.0 million as of December 31, 2011. The Company has significant cash commitments in the upcoming year, including maturity of short-term bank loans of $46.7 million and the current portion of long term bank loans of $5.9 million. However, the Company believes that will be able to refinance much of its short-term bank loans when they become due and intends to do so.

Mr. Liu Hua, the Company’s Vice Chairman and Chief Financial Officer, stated, “We are pleased to report our second quarter 2012 financial results today. The Company’s financial performance has significantly improved since last quarter in terms of total sales, gross profit, net income and EPS. We are very confident in our business and will continue focus on sales of premium products. We will maintain quality and safety first and look forward to bringing value to consumers and our shareholders.”

Conference Call Details

The Company will hold a conference call on August 9, 2012 at 8:00 am Eastern Time to discuss its results. Listeners may access the call by dialing the following numbers:

United States toll free:	1-888-397-5362
Hong Kong toll free:	800-968-835
Northern China toll free:	10-800-712-0046
Southern China toll free:	10-800-120-0046
International:	1-719-325-2108

The replay will be accessible through August 16, 2012 by dialing the following numbers:

United States toll free:	1-877-870-5176
International:	1-858-384-5517
Password:	2996349

About Feihe International, Inc.

Feihe International, Inc. (NYSE: ADY) is one of the leading producers and distributors of premium infant formula, milk powder, and soybean, rice and walnut products in the People’s Republic of China. Feihe International conducts operations in China through its wholly owned subsidiary, Feihe Dairy, and other subsidiaries. Founded in 1962, Feihe Dairy is headquartered in Beijing, China, and has processing and distribution facilities in Kedong, Qiqihaer, Gannan, Longjiang, Shanxi, and Langfang. Using proprietary processing techniques, Feihe International makes products that are specially formulated for particular ages, dietary needs and health concerns. Feihe International has over 200 company-owned milk collection stations, six production facilities with an aggregate milk powder production capacity of approximately 2,020 tons per day and an extensive distribution network that reaches over 80,000 retail outlets throughout China. For more information about Feihe International, Inc., please visit http://ady.feihe.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking information about the Company’s operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words “may,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “could,” “would,” and similar expressions. Because these forward-looking statements are subject to a number of risks and uncertainties, the Company’s actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011 and in other reports filed with the United States Securities and Exchange Commission and available at www.sec.gov. The Company assumes no obligation to update any such forward-looking statements.

CONTACT
In the U.S.:	zhangdongshu@feihe.com
In China:	Doris Zhang
86-10-8457-4688 x8810
zhangdongshu@feihe.com

FEIHE INTERNATIONAL, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2012	December 31, 2011
	US$	US$
Assets
Current assets:
Cash and cash equivalents	2,586,713	15,353,882
Restricted cash	2,272,790	1,056,579
Notes and loans receivable, net of allowance for doubtful accounts of $3,350,056, as of June 30, 2012 and December 31, 2011	—	—
Trade receivables, net of allowance for doubtful accounts of $802,799 and $810,864, as of June 30, 2012 and December 31, 2011, respectively	14,617,647	40,690,638
Due from related parties	33,886	194,759
Advances to suppliers	21,936,585	11,841,936
Inventories, net	39,567,572	33,328,949
Prepayments and other current assets	-	50,427
Income taxes receivable	2,053,603	1,406,653
Input value-added taxes	2,226,351	965,685
Other receivables	14,160,865	13,742,625
Consideration receivable – current	79,649,378	79,337,423
Investment in mutual funds – available-for-sale	118,534	111,116
Assets held for sale	2,362,061	2,384,391
Total current assets	181,585,985	200,465,063

Investments:	283,312	285,990
Investment at cost	283,312	285,990

Property, plant and equipment:
Property, plant and equipment, net	124,202,480	128,739,637
Construction in progress	15,374,883	14,895,512
	139,577,363	143,635,149

Other assets:
Advance to suppliers – non-current	5,091,746	3,741,454
Long term deposits	77,486,070	46,139,913
Consideration receivable – non-current	-	19,450,201
Deferred tax assets – non-current	9,805,701	9,805,701
Prepaid leases for land use rights	17,890,781	18,280,745
Total assets	431,720,958	441,804,216

Liabilities
Current liabilities:
Short term bank loans	46,746,624	54,616,375
Accounts payable	45,051,264	39,077,499
Accrued expenses	7,130,063	6,943,370
Income tax payable	5,142,662	734,389
Advances from customers	12,244,205	17,899,560
Due to related parties	103,205	86,213
Advances from employees	326,456	415,253
Employee benefits and salary payable	7,679,626	9,777,537
Other payables	30,322,310	39,561,388
Current portion of long term bank loans	5,888,973	5,945,439
Current portion of capital lease obligation	131,204	288,066
Accrued interest	—	395,783
Redeemable common stock (US$0.001 par value, nil and 1,312,500 shares issued and outstanding as of June 30, 2012 and December 31, 2011)	—	32,696,658
Total current liabilities	160,766,592	208,437,530

Long term bank loans, net of current portion	2,943,969	5,943,726
Capital lease obligation, net of current portion	280,235	430,180
Other long term loan	59,222,577	32,803,289
Accrued interest	—	170,555
Unrecognized tax benefits – non-current	14,914,231	14,806,768
Deferred income	4,817,198	3,711,033
Total liabilities	242,944,802	266,303,081

Commitments and contingencies

Equity
Feihe International, Inc. shareholders’ equity:
Common stock (US$0.001 par value, 50,000,000 shares authorized; 19,784,291 and 19,714,291 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively)	19,784	19,714
Additional paid-in capital	60,576,396	58,920,283
Common stock warrants	1,774,151	1,774,151
Statutory reserves	11,341,427	11,341,427
Accumulated other comprehensive income	40,297,121	42,730,802
Retained earnings	74,767,277	60,696,815
Total Feihe International, Inc. shareholders’ equity	188,776,156	175,483,192
Noncontrolling interests	—	17,943
Total equity	188,776,156	175,501,135
Total liabilities and equity	431,720,958	441,804,216

FEIHE INTERNATIONAL, INC
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
	US$	US$	US$	US$
Sales	63,383,324	62,870,057	126,319,401	130,548,570

Cost of goods sold	(28,064,460)	(33,348,301)	(57,021,933)	(76,590,243)

Gross profit	35,318,864	29,521,756	69,297,468	53,958,327

Operating and administrative expenses:
Sales and marketing	(24,982,001)	(19,879,882)	(43,750,179)	(35,824,218)
General and administrative	(5,142,087)	(5,034,635)	(10,732,322)	(10,754,868)
Total operating expenses	(30,124,088)	(24,914,517)	(54,482,501)	(46,579,086)

Other operating income, net	3,449	618,807	93,903	2,839,258

Income from operations	5,198,225	5,226,046	14,908,870	10,218,499

Other income (expenses):
Interest income	17,032	24,514	40,505	45,418
Interest and finance costs	(1,139,160)	(1,029,167)	(2,285,113)	(2,046,892)
Government subsidy	4,636,893	2,473,983	6,198,241	3,994,133
Gain on deregistration of subsidiaries	180,077	-	180,077	-
Income from continuing operations before income tax expenses and noncontrolling interests	8,893,067	6,695,376	19,042,580	12,211,158

Income tax expenses	(3,056,413)	(1,290,696)	(4,939,314)	(2,632,379)
Net income from continuing operations	5,836,654	5,404,680	14,103,266	9,578,779
(Loss) Income from discontinuing operations, net of tax	-	(219,441)	-	346,003
Net income	5,836,654	5,185,239	14,103,266	9,924,782
Net income attributable to noncontrolling interests	-	(18,942)	(24,209)	(61,809)
Net income attributable to common shareholders of Feihe International, Inc.	5,836,654	5,166,297	14,079,057	9,862,973

Net income	5,836,654	5,185,239	14,103,266	9,924,782
Other comprehensive income, net of tax
Foreign currency translation adjustments	(2,361,407)	3,141,609	(2,491,846)	5,441,060
Change in fair value of available for sale investments	4,757	2,254	7,418	904
Other comprehensive (loss) income	(2,356,650)	3,143,863	(2,484,428)	5,441,964
Comprehensive income	3,480,004	8,329,102	11,618,838	15,366,746
Comprehensive income (loss) attributable to the noncontrolling interest	42,159	(18,941)	17,943	(43,373)
Comprehensive income attributable to common shareholders of Feihe International, Inc.	3,522,163	8,310,161	11,636,781	15,323,373

Net income from continuing operations per share of common stock
Basic	0.29	0.25	0.69	0.48
Diluted	0.29	0.25	0.69	0.48

Net income from continuing operations per share of redeemable common stock
Basic	0.29	0.25	0.69	0.43
Diluted	0.29	0.25	0.69	0.43

Net (loss) income from discontinued operations, net of tax per share of common stock
Basic	—	(0.01)	—	0.02
Diluted	—	(0.01)	—	0.02

Net (loss) income from discontinued operations, net of tax per share of redeemable common stock
Basic	—	(0.01)	—	0.02
Diluted	—	(0.01)	—	0.02

Weighted average shares used in calculating net income per share of common stock
Basic	19,742,753	19,671,291	19,728,522	19,671,291
Diluted	19,742,753	19,685,851	19,728,522	19,687,893

Weighted average shares used in calculating net income per share of redeemable common stock
Basic	216,346	2,170,673	548,077	2,396,581
Diluted	216,346	2,170,673	548,077	2,396,581